Exhibit 10.3.5

FOURTH AMENDMENT

TO THE

TELEFLEX 401(k) SAVINGS PLAN

Background Information

A.	Teleflex Incorporated (“Company”) maintains the Teleflex 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	The Board of Directors of the Company approved the sale of the Company’s Marine business unit by resolutions adopted at a meeting of the Board of Directors on February 23, 2011.

C.	On March 22, 2011, the Company sold its Marine business unit to Marine Acquisition Corp. pursuant to the terms of a Purchase Agreement, dated March 22, 2011, between the Company and Marine Acquisition Corp. (a subsidiary of H.I.G. Capital, LLC) (the “Purchase Agreement”).

D.	Pursuant to Section 5.4(g) of the Purchase Agreement, the Company and Marine Acquisition Corp. agreed that the “Transferred Employees,” as such term is defined in the Purchase Agreement, would cease participation in the Plan immediately prior to March 22, 2011 (the closing date).

E.	Section 13.02 of the Plan authorizes the Committee to amend the Plan in accordance with its charter and bylaws.

F.	Pursuant to the Purchase Agreement and in accordance with its delegated authority, the Committee desires to amend Appendix D to the Plan to reflect the removal of the Marine business unit as a Participating Employer effective as of March 22, 2011.

G.	The Company acquired the ownership of VasoNova, Inc. (“VasoNova”) on January 10, 2011.

H.	VasoNova previously adopted and maintains the VasoNova, Inc. 401(k) Plan (the “VasoNova Plan”) for the benefit of its eligible employees and their beneficiaries.

I.	Pursuant to its charter and bylaws, the Committee is authorized to approve the merger of a plan with and into the Plan.

J.	In accordance with its delegated authority, on March 7, 2011, the Committee authorized the merger of the VasoNova Plan with and into the Plan.

K.	In accordance with its delegated authority, the Committee now desires to amend the Plan to merge the VasoNova Plan with and into the Plan effective as of September 4, 2012.

L.	Teleflex Medical Incorporated (“Teleflex Medical”) is a Participating Employer in the Plan.

M.	On June 25, 2012, Semprus BioSciences Corp. (“Semprus”) became a wholly-owned subsidiary of Teleflex Medical.

N.	Pursuant to the Agreement and Plan of Merger whereby Semprus became a wholly-owned subsidiary of Teleflex Medical and in accordance with its delegated authority, the Committee desires to amend the Plan to grant each person who was in the full-time active employ of Semprus immediately prior to June 25, 2012, full credit for purposes of eligibility and vesting under the Plan for his most recent continuous period of service with Semprus.

O.	The Committee, in accordance with its delegated authority, further desires to ratify the addition of Semprus as a Participating Employer in the Plan effective as of August 1, 2012.

P.	On July 18, 2012, Hotspur Technologies, Inc. (“Hotspur”) became a wholly-owned subsidiary of Teleflex Medical.

Q.	Pursuant to the Agreement and Plan of Merger whereby Hotspur became a wholly-owned subsidiary of Teleflex Medical and in accordance with its delegated authority, the Committee desires to amend the Plan to grant each person who was in the full-time active employ of Hotspur immediately prior to July 18, 2012, full credit for purposes of eligibility and vesting under the Plan for his most recent continuous period of service with Hotspur.

R.	The Committee, in accordance with its delegated authority, further desires to add Hotspur as a Participating Employer in the Plan effective as of September 1, 2012.

Fourth Amendment to the 401(k) Plan

The Plan is hereby amended as follows:

1.	Effective September 4, 2012, a new last paragraph is added to the Introduction to read as follows:

“The VasoNova, Inc. 401(k) Plan is merged with and into the Plan effective as of September 4, 2012.”

2.	Section 2.01 of the Plan, “Eligibility and Participation,” is hereby amended by adding the following new subsection F., effective as of June 25, 2012:

“F. Each person who was an active employee of Semprus BioSciences Corp. (“Semprus”) immediately prior to June 25, 2012 shall receive full credit for purposes of eligibility to participate in the Plan for his most recent continuous period of service with Semprus.”

3.	Section 2.01 of the Plan, “Eligibility and Participation,” is hereby further amended by adding the following new subsection G., effective as of July 18, 2012:

“G. Each person who was an active employee of Hotspur Technologies, Inc. (“Hotspur”) immediately prior to July 18, 2012 shall receive full credit for purposes of eligibility to participate in the Plan for his most recent continuous period of service with Hotspur.”

4.	Section 4.01 of the Plan, “Vesting,” is hereby amended by adding the following new subsection I., effective as of June 25, 2012:

“I. Vesting — Special Rule with Respect to Semprus BioSciences Corp. Each person who was an active employee of Semprus immediately prior to June 25, 2012 shall receive full credit for purposes of vesting under the Plan for his most recent continuous period of service with Semprus.”

5.	Section 4.01 of the Plan, “Vesting,” is hereby further amended by adding the following new subsection J., effective as of July 18, 2012:

“J. Vesting — Special Rule with Respect to Hotspur Technologies, Inc. Each person who was an active employee of Hotspur immediately prior to July 18, 2012 shall receive full credit for purposes of vesting under the Plan for his most recent continuous period of service with Hotspur.”

6.	Appendix D to Plan, “Participating Employers,” is hereby amended in its entirety in the form attached hereto.

7.	Appendix G, which sets forth special provisions with respect to the benefits of participants in the VasoNova, Inc. 401(k) Plan, is hereby added to the Plan in the form attached hereto, effective as of September 4, 2012.

8.	All other terms and provisions of the Plan shall remain unchanged.

TELEFLEX INCORPORATED

By:
Date:

APPENDIX G

SPECIAL RULES REGARDING PARTICIPANTS IN THE

VASONOVA, INC. 401(K) PLAN

On January 10, 2011, Teleflex Incorporated acquired VasoNova, Inc. Effective September 4 2012, the VasoNova, Inc. 401(k) Plan shall be merged with and into the Plan and shall cease to exist as an independent plan. Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply to benefits accrued under the VasoNova, Inc. 401(k) Plan prior to February 17, 2011 (the date that participation in and contributions to the VasoNova, Inc. 401(k) Plan were frozen) that are merged into the Plan:

1.	Effective as of September 4, 2012, Section 5.07 of the Plan shall apply to benefits under the VasoNova, Inc. 401(k) Plan that are merged into the Plan. As a result, the only forms of payment available for benefits under the VasoNova, Inc. 401(k) Plan that are merged into the Plan are the forms set forth in Section 5.07 of the Plan.

2.	Effective as of September 4, 2012, the hardship withdrawal provisions in Section 6.01 of the Plan shall apply to benefits under the VasoNova, Inc. 401(k) Plan that are merged into the Plan.

015184, 000057, 601523784

08/27/12

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